UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2007

Fiserv, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

(262) 879-5000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2007, Fiserv, Inc. (the “Company”) completed the sale of $1,250,000,000 aggregate principal amount of its 6.125% Senior Notes due 2012 (the “2012 Notes”) and $500,000,000 aggregate principal amount of its 6.8% Senior Notes due 2017 (the “2017 Notes,” and collectively, with the 2012 Notes, the “Notes”). The Notes are guaranteed by certain of the Company’s wholly-owned domestic subsidiaries (the “Guarantors”) and were issued under an Indenture (the “Indenture”), dated as of November 20, 2007, among the Company, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented by a First Supplemental Indenture as to the 2012 Notes, dated as of November 20, 2007, among the Company, the Guarantors and the Trustee (the “2012 Supplemental Indenture”) and a Second Supplemental Indenture as to the 2017 Notes, dated as of November 20, 2007, among the Company, the Guarantors and the Trustee (the “2017 Supplemental Indenture”).

The 2012 Supplemental Indenture and form of the 2012 Note, which is included therein, provide, among other things, that the 2012 Notes bear interest at a rate of 6.125% per year (payable semi-annually in arrears on May 20 and November 20 of each year, beginning on May 20, 2008), and will mature on November 20, 2012. The 2017 Supplemental Indenture and form of the 2017 Note, which is included therein, provide, among other things, that the 2017 Notes bear interest at a rate of 6.8% per year (payable semi-annually in arrears on May 20 and November 20 of each year, beginning on May 20, 2008), and will mature on November 20, 2017. The interest rate payable on each of the 2012 Notes and the 2017 Notes is subject to adjustment from time to time if a debt rating agency downgrades (or subsequently upgrades) the debt rating assigned to such series of notes.

If the Company does not consummate the acquisition of the CheckFree Corporation (“CheckFree”) on or prior to August 1, 2008 or the merger agreement related to the transaction is terminated at any time prior thereto, the Company must redeem the Notes at a redemption price of 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to the redemption date. The Company may redeem the Notes at any time prior to maturity at a “make-whole” redemption price, plus accrued and unpaid interest. The Company is required to offer to repurchase the Notes for cash at a price of 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, upon the occurrence of a change of control triggering event.

All payments with respect to the Notes, including principal and interest, will be fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors. The Company expects that the Notes will also be guaranteed (1) upon the acquisition of CheckFree by CheckFree Services Corporation, a wholly-owned subsidiary of CheckFree, and (2) in the future, by certain subsidiaries under certain circumstances. If a Guarantor is released from its guarantees with respect to the Company’s Credit Agreement, amended November 9, 2007, among the Company and the financial institutions parties thereto (the “Revolving Credit Facility”), the Loan Agreement, dated as of November 9, 2007, among the Company and the financial institutions parties thereto (together with the Revolving Credit Facility, the “Credit Facilities”) and any other debt of the Company of an amount in excess of 10% of the Company’s net worth, then such Guarantor may be released from its guarantee of the notes. Each of the Credit Facilities provides that a guarantor under such Credit Facility may be released as a guarantor under such facility: (i) upon the Company’s notice if such guarantor ceases to be a “material subsidiary” (excluding any domestic subsidiary that becomes a guarantor pursuant to the minimum earnings before interest, taxes, depreciation and amortization and other adjustments (“EBITDA”) requirement in clause (ii) below or that is a guarantor under such Credit Facility, but not a material subsidiary, as of November 9, 2007 or, upon the occurrence of the closing of the CheckFree acquisition (the date of such closing, the “Effective Date”), the Effective Date); or (ii) upon the Company’s request, provided that (x) any such release of a material subsidiary is only permitted if all or substantially all of the equity interests or assets of such material subsidiary are being sold, transferred or otherwise disposed of and (y) if at the time of such release the aggregate amount of the EBITDA of such subsidiary and all of the Company’s domestic subsidiaries that are not guarantors under such Credit Facility for the most recently completed four-quarter period for which financial statements have been delivered pursuant to such Credit Facility exceeds an amount equal to 40% of the Company’s consolidated EBITDA for the four-quarter period most recently ended prior to November 9, 2007 (which amount equaled $391.8 million at such date) or, upon the occurrence of the Effective Date, the Effective Date, then the Company will contemporaneously with such release cause domestic subsidiaries having sufficient EBITDA to become additional guarantors under such Credit Facility to eliminate such excess. Under such circumstances, such additional guarantors would also become guarantors with respect to the Notes. In addition, each of the Credit Facilities provides that all guarantors under such Credit Facility will be automatically released as guarantors under such Credit Facility if, and for so long as, Standard & Poor’s and Moody’s Investors Service, Inc. rate the Company’s senior, unsecured long-term indebtedness for borrowed money at or above A- and A3, respectively.

The Indenture, the 2012 Supplemental Indenture and the 2017 Supplemental Indenture contain customary events of default. If an event of default occurs and is continuing with respect to any series of the Notes, then the Trustee or the holders of at least 25% of the principal amount of the outstanding Notes of that series may declare the Notes of that series to be due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately.

The descriptions of the Indenture, the 2012 Supplemental Indenture and the 2017 Supplemental Indenture set forth above are qualified by reference to the Indenture, the 2012 Supplemental Indenture and the 2017 Supplemental Indenture filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits. The following exhibits are being filed herewith:

(4.1)	Indenture, dated as of November 20, 2007, among Fiserv, Inc., the guarantors named therein and U.S. Bank National Association (filed as Exhibit 4.8 to the Company’s Registration Statement on Form S-3 filed on November 13, 2007 (Reg. No. 333-147309)).

(4.2)	First Supplemental Indenture, dated as of November 20, 2007, among Fiserv, Inc., the guarantors named therein and U.S. Bank National Association.

(4.3)	Second Supplemental Indenture, dated as of November 20, 2007, among Fiserv, Inc., the guarantors named therein and U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: November 20, 2007	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Fiserv, Inc.

Exhibit Index to Current Report on Form 8-K

Dated November 20, 2007

Exhibit Number

(4.1)	Indenture, dated as of November 20, 2007, among Fiserv, Inc., the guarantors named therein and U.S. Bank National Association (filed as Exhibit 4.8 to the Company’s Registration Statement on Form S-3 filed on November 13, 2007 (Reg. No. 333-147309)).

(4.2)	First Supplemental Indenture, dated as of November 20, 2007, among Fiserv, Inc., the guarantors named therein and U.S. Bank National Association.

(4.3)	Second Supplemental Indenture, dated as of November 20, 2007, among Fiserv, Inc., the guarantors named therein and U.S. Bank National Association.